UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2021
CURTISS-WRIGHT CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-134	13-0612970
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 Harbour Place Drive, Suite 300
Davidson,	North Carolina	28036
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (704) 869-4600
--------------
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 3, 2020, the Board of Directors for Curtiss-Wright Corporation (NYSE: CW) (the “Company”) announced that Lynn M. Bamford, age 57, would be appointed to the Board of Directors and to the office of President and Chief Executive Officer of the Company, effective January 1, 2021. Ms. Bamford will report directly to Mr. David C. Adams, who will become the Company’s Executive Chairman and remain on the Board until his retirement in May 2022. Mr. Adams’ resignation as Chief Executive Officer and Ms. Bamford’s appointment as President and Chief Executive Officer are consistent with the Company’s long-standing succession plan. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Prior to her new position, Ms. Bamford was President of the Defense and Power Segments of the Company from January 2020, and the Senior Vice President and General Manager of the Defense Solutions Division from 2013.

Ms. Bamford joined the Company in 2004 with its acquisition of Dy4, a leading provider of Commercial Off-The-Shelf (COTS) embedded computing solutions, where she held several engineering and leadership positions. Shortly after the acquisition, Ms. Bamford assumed the position of Vice President, Product Development and Marketing, for the Company’s former Controls segment, and ascended to Vice President and General Manager of the Company’s Embedded Computing business, before being named to lead the Defense Solutions division in 2013.

There is no family relationship between Ms. Bamford and any other executive officer or director of the Company, and there is no arrangement or understanding under which she was appointed. There are no transactions, or a series of similar transactions, or any currently proposed transactions, or a series of similar transactions, to which the Company was or is to be a party, in which the amount exceeds $120,000, and in which Ms. Bamford had, or will have a direct or indirect material interest.

There have been no changes to any of Ms. Bamford’s previously announced material plans, contracts or arrangements as a result of this appointment. Commensurate with her new position, Ms. Bamford will receive a Change-in-Control Agreement that pays her three (3) times her base salary in the event of a Change in Control of the Corporation and a two (2) year severance agreement if she were terminated without cause from her current position. Forms of these arrangements were previously disclosed as Exhibits in the Corporation’s Annual Report on Form 10-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated December 3, 2020 of the Registrant

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CURTISS-WRIGHT CORPORATION
By: /s/ K. Christopher Farkas
K. Christopher Farkas
Vice President and
Chief Financial Officer

Date: January 4, 2021